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                                                                    EXHIBIT 11.0


                 MINORPLANET SYSTEMS USA, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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
                                                                   Three months ended                Six months ended
                                                                        June 30,                          June 30,
                                                            ------------------------------     ------------------------------
                                                                2002              2001             2002              2001
                                                            ------------      ------------     ------------      ------------
Net income (loss) applicable to common stockholders:
      Net income (loss)                                     $ (3,515,000)     $ 50,762,000     $ (7,940,000)     $ 45,180,000

Weighted average number of shares outstanding:
      Weighted average number of shares outstanding,
         net of treasury shares - Basic EPS                   48,327,863         9,849,368       48,193,166         7,470,578
      Additional weighted average shares for
        assumed exercise of stock options, net
        of shares assumed to be repurchased with
        exercise proceeds                                             --                --               --                --

                                                            ------------      ------------     ------------      ------------
Weighted average number of shares outstanding,
      net of treasury shares - Diluted EPS                    48,327,863         9,849,368       48,193,166         7,470,578
                                                            ============      ============     ============      ============
Net income (loss) per common share applicable to
      common stockholders:

       Basic and diluted EPS                                $      (0.07)     $       5.15     $      (0.16)     $       6.05
                                                            ============      ============     ============      ============
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